Exhibit 10.1
Exhibit A
ALLEGHANY CORPORATION
2010 DIRECTORS’ STOCK PLAN
     1. PURPOSE. The purpose of the Alleghany Corporation 2010 Directors’ Stock Plan (the “Plan”) is to advance the interests of Alleghany Corporation (the “Company”) and its stockholders by attracting and retaining highly qualified individuals to serve as members of the Board of Directors of the Company (the “Board”) who are not employees of the Company or any of its subsidiaries, and to encourage them to increase their stock ownership in order to promote long-term stockholder value through ownership of the common stock, $1.00 par value, of the Company (“Common Stock”). The purpose of the Plan will be accomplished through the grant of options to purchase shares of Common Stock (each, an “Option”) and the grant of shares of Common Stock subject to the potential forfeiture and restrictions on transfer in Section 5 (“Restricted Stock”) or of notional units of measurement, each equivalent to one share of Common Stock (“Restricted Stock Units”).
     2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include, without limitation, the authority (within the limitations described herein) to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may authorize any one or more of its members or any officer of the Company to exercise the Board’s power over the day-to-day administration of the Plan, including executing and delivering documents on behalf of the Company.
     3. ANNUAL GRANT OF OPTIONS AND RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Each year, as of the first business day following the conclusion of the Company’s annual meeting of stockholders (the “Annual Meeting”), each individual who was elected, reelected or continues as a member of the Board and who is not an employee of the Company or any subsidiary (a “Non-Employee Director”) shall automatically be granted (a) an Option to purchase five hundred shares of Common Stock, on the terms and subject to the conditions in Section 4, and (b) either (x) two-hundred and fifty shares of Restricted Stock or (y) if elected by the Non-Employee Director in accordance with Section 6(a), two-hundred and fifty Restricted Stock Units subject to payment as provided in Section 6. In the event that an individual is appointed as a member of the Board after an Annual Meeting and at such time is a Non-Employee Director (an “Appointed Director”), such Appointed Director shall automatically be granted an Option and Restricted Stock (or if elected by such Appointed Director as provided herein, Restricted Stock Units) as of the date he is appointed to the Board (the “Appointment Date”), each as to that number of whole shares of Common Stock (with any fractional share rounded up) as is equal to (a) the number of shares that would have been granted pursuant to the applicable award that the Appointed Director would have received had he been elected at the immediately preceding Annual Meeting (as such number was adjusted pursuant to Section 8 hereof since the immediately preceding Annual Meeting), times (b) the ratio which the number of days from the Appointment Date until the next Annual Meeting bears to 365.
     4. OPTIONS.
     (a) Each Option granted under the Plan shall be evidenced by an agreement (an “Option Agreement”) which shall entitle the holder to purchase during its term the Common Stock subject to the Option at an exercise price per share equal to the Fair Market Value (as defined below) of Common Stock on the date such Option is granted. The term of any Option shall be determined by the Board, but in no event shall any Option be exercisable more than ten years after the date the Option is granted. The term “Fair Market Value” shall mean, with respect to any date, the average of the high and the low sales prices of Common Stock on that date, as reported on the New York Stock Exchange Composite Transactions Tape or, if no sales of Common Stock are reported on the New York Stock Exchange Composite Transactions Tape on that date, the average prices on the last preceding date on which sales of Common Stock were reported on the New York Stock Exchange Composite Transactions Tape.

     (b) Each Option shall not be exercisable before the expiration of one year from the date the Option is granted and may be exercised during its term as follows: one-third (33 1/3 percent) of the total number of shares of Common Stock covered by the Option shall become exercisable on each of the first three anniversaries of the date the Option is granted; provided that in the case of an Option granted to an Appointed Director upon his appointment, the periods to determine when the Option shall not be or may be exercised shall be measured from the first business day that followed the Annual Meeting that immediately preceded his appointment rather than from the date such Option was granted. Notwithstanding the foregoing, if the Non-Employee Director resigns as a director prior to the date of the Company’s next succeeding Annual Meeting following the date the Option is granted (the “Next Annual Meeting”), the Option shall terminate and be forfeited simultaneously with his resignation, and if the Non-Employee Director ceases to be a director prior to the Next Annual Meeting for any reason other than resignation prior to the Next Annual Meeting, the Option shall automatically become immediately exercisable in full. Except as otherwise provided herein, if any Non-Employee Director shall cease to be a director for reasons other than death while holding an Option that has not terminated or expired and has not been fully exercised, such Non-Employee Director (or his permitted transferees) at any time within one year of the date he ceased to be a director but not thereafter (and in no event after the Option has expired), may exercise the Option with respect to any shares of Common Stock as to which he has not exercised the Option on the date he ceased to be a director, and if any Non-Employee Director to whom an Option has been granted shall die while holding an Option (or while the Non-Employee Director’s permitted transferees are holding such Option) that has not been fully exercised, his executor, administrator, heirs, distributes or permitted transferees, as the case may be, at any time within one year of the date of such Non-Employee Director’s death but not thereafter (and in no event after the Option has expired) may exercise the Option with respect to any shares of Common Stock as to which the Non-Employee Director could have exercised the Option at the time of his death. Notwithstanding the foregoing, if a Non-Employee Director ceases to serve as a director after the Annual Meeting on or next following the date that the Non-Employee Director attains age 72, the Non-Employee Director (or his permitted transferees or in the event of his death, his executors, administrators, heirs or distributees, as the case may be), may exercise the Option with respect to any shares of Common Stock as to which the Non-Employee Director could have exercised the Option at the time he ceased to be a director at any time during the remaining term of the Option (but in no event after the Option has expired).
     (c) Payment in full of the exercise price for the Common Stock acquired upon exercise of an Option shall be due at the time the Option is exercised, with such payment being made in cash, by tendering shares of Common Stock already owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the exercise price applicable to the shares of Common Stock being acquired upon exercise of the Option or by any combination thereof in accordance with such procedures as may be established by the Board. In addition, the Board may permit the payment of the exercise price upon exercise of the Option by allowing the Non-Employee Director to direct the Company to withhold that number of shares of Common Stock that would be acquired upon exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price applicable to the shares of Common Stock being acquired upon exercise of the Option.
     (d) Option Agreements shall be in such form as the Board may from time to time approve, and the provisions governing Options need not be the same with respect to each Non-Employee Director. Option Agreements shall be subject to the terms and conditions set forth in this Plan and may contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall deem desirable. The Board may amend the terms of any Option Agreement, prospectively or retroactively, but no such amendment shall materially and adversely affect any right of any Non-Employee Director without his consent. Except as provided in Section 8, the Board shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price.
     (e) A Non-Employee Director to whom an Option is granted (and any person succeeding to such Non-Employee Director’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Section 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
     (f) No Option or any right or interest therein shall be assignable or transferable except, in the event of the Non-Employee Director’s death, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may, in its discretion, provide that an Option may be transferable, without consideration, to a Non-Employee Director’s immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships or limited liability companies in which the only partners or members, as the case may be, are the Non-Employee Director and the Non-Employee Director’s immediate family members. The Board may impose such terms and conditions on such transferability as it may deem appropriate.
     5. RESTRICTED STOCK.
     (a) Restricted Stock granted under the Plan shall be issued for no consideration, but the Restricted Stock shall be forfeited to the Company (without the payment of any consideration) if the Non-Employee Director resigns from the Board prior to the Next Annual Meeting. In addition, Restricted Stock shall not be sold, assigned, pledged or transferred to any person until the third anniversary of the date the Restricted Stock is granted or, in the case of Restricted Stock granted to an Appointed Director upon his appointment, the third anniversary of the first business day that followed the Annual Meeting immediately preceding his appointment; provided that, in any case, the Restricted Stock shall automatically cease to be subject to the foregoing restrictions on sale, assignment, pledge or transfer upon the Non-Employee Director’s death prior to the Next Annual Meeting or, subsequent to the Next Annual Meeting, upon the date the Non-Employee Director ceases to be a director for any reason.
     (b) The Non-Employee Director to whom Restricted Stock is issued will have the customary rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares of Common Stock and to receive dividends paid thereon. Prior to the date the Restricted Stock ceases to be subject to the restrictions on sale, assignment, pledge or transfer in Section 5(a), dividends paid on such Common Stock in the form of additional shares of Common Stock or as securities or other property shall be subject to the same risk of forfeiture and other restrictions as the underlying shares of Common Stock with respect to which the dividend was paid.
     (c) Any Restricted Stock issued under the Plan may be evidenced in such manner as the Board in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or by the issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
     6. RESTRICTED STOCK UNITS.
     (a) To elect to be granted Restricted Stock Units in lieu of the automatic grant of Restricted Stock, a Non-Employee Director must affirmatively elect (an “Election”) to receive such Restricted Stock Units on or before the December 31st preceding the Annual Meeting in respect of which the automatic grant of Restricted Stock would otherwise be made; provided, however, that (i) a Non-Employee Director who is newly elected as a director at an Annual Meeting may make his Election before the date of such Annual Meeting at which the Non-Employee Director was first elected as a director and (ii) an Appointed Director may make his Election with respect to (x) the grant of Restricted Stock to be received at the next Annual Meeting on or before the later of (A) the date of the meeting of the Board at which he was appointed as a director, (B) the effective date of this Plan, or (C) the December 31st preceding that next Annual Meeting, and (y) the Restricted Stock to be received upon his appointment as a director, on or before the date of the meeting of the Board at which he was appointed as a director. Each Election shall be irrevocable after the last date that such Election may be made. Each Election to receive Restricted Stock Units may also include an election specifying the date or dates and/or event or events for the payment in respect of such Restricted Stock Units (each such date or dates and/or event or events being referred to herein as a “Payment Date”);

provided that any Payment Date elected may not specify a date or event for payment that is prior to the third anniversary of the date such Restricted Stock Units are granted or, in the case of Restricted Stock Units granted to an Appointed Director upon his appointment, prior to the third anniversary of the first business day that followed the Annual Meeting that immediately preceded his appointment (in either case, other than a Payment Date that provides for payment when the Non-Employee Director ceases to be a member of the Board). Each Payment Date: (i) specified as a calendar date must be January 1st and (ii) specified as an event shall be deemed to be the January 1st coinciding with or next following the specified event. A Non-Employee Director’s Election may provide that such Election shall remain in effect until revoked (which revocation must be made on or before the December 31st preceding the Annual Meeting at which such revocation is to take effect) with respect to all subsequently granted Restricted Stock Units.
     (b) The Company shall establish and maintain a separate unfunded, bookkeeping account to which the Restricted Stock Units granted to a Non-Employee Director shall be credited (an “Account”), which Account shall reflect the investment experience that the Account would have had if such Account held whole or fractional shares of Common Stock equal to the number of whole or fractional Restricted Stock Units credited to the Account. A separate sub-Account shall be created to identify each grant of Restricted Stock Units for purposes of applying the provisions of the Plan. The Account (and each sub-Account) shall exist solely for record keeping purposes and shall not represent any actual interest in any shares of Common Stock. The right of any Non-Employee Director to receive payments in respect of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. If any cash or stock dividends are paid on the shares of Common Stock represented by the Restricted Stock Units during the period between the date such Restricted Stock Units are granted and the Payment Date with respect to such Restricted Stock Units, then additional whole or fractional Restricted Stock Units shall be credited to the Non-Employee Director’s Account. Such credit shall be made as of the applicable dividend payment date. The number of whole or fractional Restricted Stock Units credited as a result of any cash dividends shall be determined by dividing (a) the aggregate dollar amount of the cash dividends by (b) the Fair Market Value of a share of Common Stock on the dividend payment date. The additional whole and/or fractional Restricted Stock Units acquired with any cash or stock dividends shall be payable at the same time as the Restricted Stock Units representing the shares of Common Stock giving rise to the dividends. Notwithstanding anything contained herein or in any Election or Amended Election (as hereinafter defined) made by a Non-Employee Director to the contrary, if a Non-Employee Director resigns prior to the Next Annual Meeting following the date the Restricted Stock Units were granted, such Restricted Stock Units shall be forfeited.
     (c) All payments in respect of whole Restricted Stock Units shall be made in the form of whole shares of Common Stock and any fractional Restricted Stock Unit shall be paid in cash based upon the Fair Market Value of the equivalent fraction of a share of Common Stock. Unless a Non-Employee Director’s Election provides otherwise, the Payment Date in respect of the Restricted Stock Units credited to a Non-Employee Director’s Account shall be the date that is the third anniversary of the date such Restricted Stock Units were granted or, in the case of Restricted Stock Units granted to an Appointed Director upon his appointment, the date that is the third anniversary of the first business day that followed the Annual Meeting that immediately preceded his appointment. Notwithstanding the foregoing or any Election or Amended Election made by a Non-Employee Director, if a Non-Employee Director dies, all Restricted Stock Units remaining in the Non-Employee Director’s Account shall be paid to the individual or entity designated by the Non-Employee Director in writing and filed with the Company (and if the Non-Employee Director did not designate a beneficiary or such designated beneficiary predeceases the Non-Employee Director, the Non-Employee Director’s beneficiary shall be the Non-Employee Director’s spouse, if any, or if none, his/her estate). All payments in respect of Restricted Stock Units shall be made as promptly as possible following the Payment Date and in any event, on or before the last day of the calendar year in which the Payment Date occurs.
     (d) At least twelve months prior to the Payment Date with respect to any Restricted Stock Units, a Non-Employee Director may elect (an “Amended Election”) to defer distribution of all or any number of such Restricted Stock Units credited to his/her Account to a date occurring after the original Payment Date; provided, however, that (a) such Amended Election will not take effect for at least 12 months after the date on which it is made and (b) the distribution in respect of the Restricted Stock Units with respect to which the Amended Election is made must be at least 5 years from the original Payment Date. A Non-Employee Director’s Amended Election may otherwise provide for distribution at any time as could have been elected under an original Election.
     (e) All Elections and Amended Elections shall be in writing and shall be effective on and when received by the Company pursuant to procedures established by the Board from time to time. An Amended Election when received pursuant to such procedures is irrevocable when received.
     (f) No Restricted Stock Units shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Non-Employee Director to, any party, nor shall any Restricted Stock Units be assignable or transferable by the recipient thereof.
     7. AVAILABLE SHARES OF COMMON STOCK. There may be issued under the Plan pursuant to the exercise of Options or granted as Restricted Stock or as Restricted Stock Units granted in lieu of Restricted Stock an aggregate of not more than 60,000 shares of Common Stock, subject to adjustment as provided in Section 8.
     8. DILUTION AND OTHER ADJUSTMENTS. In the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the number or kind of shares that may be issued under the Plan as Options, Restricted Stock and Restricted Stock Units pursuant to Section 3 and in the aggregate under Section 7 shall be automatically adjusted to give effect to the occurrence of such event, and the number or kind of shares subject to, or the Option price per share under, any outstanding Option shall be automatically adjusted so that the proportionate interest of the Non-Employee Director (and any person succeeding to such Non-Employee Director’s rights pursuant to the Plan) shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.
     9. AMENDMENT OR TERMINATION. The Board, without the consent of any Non-Employee Director, may at any time terminate or from time to time amend the Plan in whole or in part, including, without limitation, to increase or decrease the number of shares of Common Stock granted as an Option, as Restricted Stock or as Restricted Stock Units in Section 3; provided, however, that no such action shall adversely affect any rights or obligations with respect to any Options, Restricted Stock or Restricted Stock Units previously granted under the Plan; and provided, further, that no amendment, without further approval by the stockholders of the Company in accordance with Section 11below, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 8), (ii) extend the period during which Options, Restricted Stock or Restricted Stock Units may be granted under the Plan, (iii) increase the maximum term for which Options may be exercised under the Plan, (iv) decrease the exercise price at which Options may be granted under the Plan (other than pursuant to Section 8), or (v) modify the requirements for eligibility to participate in the Plan.
     10. MISCELLANEOUS PROVISIONS.
     (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company’s stockholders or to limit the rights of the stockholders to remove any director. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option, Restricted Stock or Restricted Stock Units under the Plan.
     (b) The Company shall have the right to require, prior to the issuance of any shares of Common Stock pursuant to the Plan, the payment of, or provision by, a Non-Employee Director of any taxes required by law to be withheld with respect to the issuance of such shares or otherwise. The Board shall be authorized to establish procedures for elections by Non-Employee Directors to satisfy such withholding taxes by delivery of, or directing the Company to retain, shares of Common Stock.

     (c) The obligation of the Company to issue shares of Common Stock upon the exercise of Options, as Restricted Stock or in settlement of Restricted Stock Units shall be subject to the satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company shall endeavor to satisfy all such requirements in such a manner as to permit at all times the exercise of all outstanding Options in accordance with their terms, and to permit the issuance and delivery of shares of Common Stock as Restricted Stock and in settlement of Restricted Stock Units.
     (d) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.
     (e) Shares of Common Stock issued under the Plan may be original issue shares of Common Stock, treasury stock, shares of Common Stock purchased in the open market or otherwise.
     (f) The Plan is intended to be operated in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If any provision of the Plan is subject to more than one interpretation, then the Plan shall be interpreted in a manner that is consistent with Section 409A.
     11. EFFECTIVE DATE; TERM. The Plan shall become effective when approved at a meeting of stockholders by a majority of the voting power of the voting stock (all as defined in the Company’s Restated Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting. The Plan shall terminate immediately preceding the fifth Annual Meeting following the Annual Meeting after the Plan shall become effective, unless sooner terminated by action of the Board. No Option, Restricted Stock or Restricted Stock Unit may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Option, Restricted Stock or Restricted Stock Unit theretofore granted.
     12. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of New York, but without regard to the conflict laws of the State of New York except to the extent that such conflict laws require application of the laws of the State of Delaware.